UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
October 28, 2011 (October 25, 2011)

DGSE COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11048	88-0097334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11311 Reeder Rd.
Dallas, Texas  75229
(Address of Principal Executive Offices) (Zip Code)

(972) 484-3662
(Registrant’s telephone number, including area code)

______________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 25, 2011, DGSE Companies, Inc., a Nevada corporation (the “Registrant”), entered into that certain Debt Cancellation Agreement, in substantially the form attached hereto as Exhibit 10.1 (the “Debt Cancellation Agreement”), by and between the Registrant and NTR Metals, LLC, a Texas limited liability company, (“NTR”), whereby NTR agreed to forgive US$2.5 million of intercompany debt owed to NTR by the Registrant (the “Intercompany Debt”) in consideration for the grant of options to purchase five million (5,000,000) shares of the common stock of the Registrant, par value $0.01 per share, at an exercise price of fifteen dollars (US$15) per share (the “Options”).  The Intercompany Debt was generated as a result of bullion-related transactions.

The terms of the Options are governed by an Option Grant Agreement, delivered to NTR on October 25, 2011, in substantially the form attached hereto as Exhibit 10.2, by and between NTR and the Registrant.

Item 9.01.	Financial Statements and Exhibits

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.

Exhibit No.	Description
10.1	Form of Debt Cancellation Agreement, by and between DGSE Companies, Inc. and NTR Metals, LLC
10.2	Form of Option Grant Agreement, by and between DGSE Companies, Inc. and NTR Metals, LLC

EXHIBITS

Exhibit No.	Description
10.1	Form of Debt Cancellation Agreement, by and between DGSE Companies, Inc. and NTR Metals, LLC
10.2	Form of Option Grant Agreement, by and between DGSE Companies, Inc. and NTR Metals, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DGSE COMPANIES, INC.

Date: October 28, 2011	By:	/s/ Dr. L.S. Smith
Dr. L.S. Smith
Chief Executive Officer